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                                 Exhibit 4(ii)
                                 -------------


                                PROMISSORY NOTE
                                ---------------


$_____________                                          Knoxville, Tennessee
                                                        _______________,____

     FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of ____________________ (hereinafter together with any subsequent holder called "Holder") on or before _____________, in lawful currency of the United States of America, the principal sum of ____________________________________
($______________), to pay interest (computed on the basis of a 360-day year of twelve thirty-day months) on the unpaid principal balance from the date of this Note at the rate of ten percent (10%) per annum, on ___________, ____ and the first day of January, April, July and October of each year thereafter until maturity. Principal shall be payable in one lump sum payment at maturity.

     Both the principal and interest of this Note shall be paid at _______________, _______________, ________________, or at such other place as the Holder may designate in writing. The undersigned shall have the privilege, at any time, of prepaying, in whole or in part, interest or the then outstanding principal balance hereunder, together with all accrued interest hereon, without penalty. All prepayments shall be applied first in reduction of all accrued interest on the entire outstanding principal balance hereof at the rate stated herein, and then in reduction of the unpaid principal sum.

     If any payment of principal or interest under this Note is not paid when due, then, at the option of the Holder, upon thirty (30) days written notice to the undersigned the entire principal amount outstanding hereunder and accrued interest thereon shall at once become due and payable without further notice. Failure to exercise such option shall not constitute a waiver of the right to exercise such option if the undersigned is in default thereunder. The undersigned shall pay the Holder, upon demand, all expenses and costs, including, but not being limited to, reasonable attorneys' fees, that the Holder incurs (i) in collecting or attempting to collect the indebtedness evidenced by this Note, (ii) in enforcing any deed of trust, mortgage, assignment of rents and leases, security agreement or other collateral that secures this Note or any guaranty thereof (herein together "Security Documents"), (iii) in protecting the collateral encumbered by the Security Documents, (iv) in defining or asserting the Holder's rights in said collateral, and/or (v) with regard to any bankruptcy, reorganization or insolvency proceeding involving this Note, the Security Documents or said collateral.

     The undersigned shall pay to the Holder a late charge of five percent (5%) of any monthly installment not received by the Holder within thirty (30) days after the installment is due.

     Presentment, notice of dishonor, and protest and the benefit of any statute of limitations are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon
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them and their heirs, personal representatives, successors and assigns. All makers, sureties, guarantors and endorsers hereof expressly agree that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of said makers, sureties, guarantors and endorsers hereunder.

     The undersigned hereby waives presentment, demand, notice of dishonor and protest, and agrees that the Holder may, without releasing liability of the undersigned, grant extensions or renewals hereof from time to time, successively or otherwise and for any term or terms, and the Holder shall not be liable for or prejudiced by failure to collect or for lack of diligence in bringing suit on this Note or any renewals or extensions hereof.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE.

     No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. A waiver or any one occasion shall not be construed as a bar to, or waiver of, any such right on any future occasions.

     The provisions of this Note are binding upon the heirs, assigns, successors and legal representatives of the undersigned, as the case may be, and shall inure to the benefit of the Holder, its heirs, assigns, successors and legal representatives, as the case may be.

     If any one or more of the provisions contained in this Note shall be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, which be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     The use of any gender pronoun, adjective or word herein shall be deemed to include all other genders, and the use of any singular term herein shall be deemed to include the plural, and vice versa.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the date first above written.


                                            TICE TECHNOLOGY, INC.


                                            By:________________________________
                                                   Charles R. West, President



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